UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2008
EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
_____________________

NEVADA (State or Other Jurisdiction of Incorporation)	001-33245 (Commission File Number)	04-3850065 (I.R.S. Employer Identification No.)
10375 Professional Circle Reno, Nevada (Address of Principal Executive Offices)		89521 (Zip Code)
Registrant's telephone number including area code: (888) 682-6671

No Change Since Last Report (Former Name or Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On May 23, 2008, Employers Holdings, Inc. (the "Company") and Wells Fargo Bank, National Association ("Wells Fargo") entered into an amended and restated credit agreement (the "New Credit Agreement'') and an amended and restated revolving line of credit note (the "New Note," and together with the New Credit Agreement, the "New Credit Facility").  The New Credit Facility replaces the Company's existing credit agreement (the "Old Credit Agreement") and revolving line of credit note (the "Old Note," and together with the Old Credit Agreement, the "Old Credit Facility"), each dated as of March 26, 2008 between the Company and Wells Fargo.  The New Credit Facility provides the Company with a $150.0 million line of credit through April 30, 2009, and a $50.0 million line of credit thereafter.  Proceeds under the New Credit Facility can be used by the Company to provide financing for the acquisition of AmCOMP Incorporated and for general working capital purposes.  Any advances made under the New Credit Facility in excess of $50.0 million must be repaid by May 1, 2009, and all other amounts must be repaid by March 26, 2011.

Amounts outstanding under the Credit Facility bear interest at a rate equal to, at the Company's option, (i) a fluctuating rate per annum equal to Wells Fargo's prime rate or (ii) a fixed rate that (a) until May 1, 2009 is 0.75% above the LIBOR Rate then in effect and (b) thereafter is 0.30% above the LIBOR Rate then in effect.  The "LIBOR Rate" is the rate per annum (rounded upward, if necessary) equal to the quotient of (x) the rate quoted by Wells Fargo as the Inter-Bank Marked Offered Rate over (y) 100% minus the reserve percentage prescribed by the Board of Governors of the Federal Reserve System for "Eurocurrency Liabilities."  In addition, the Company is required to pay a quarterly commitment fee equal to 0.10% on any portion of the line of credit that is unused and a non-refundable commitment fee of $375,000.

The New Credit Facility is secured by a portfolio of government, agency and municipal bonds having a market value of approximately $191.1 million as of May 22, 2008 and held in a custody account by Wells Fargo.  The New Credit Facility contains customary representations and warranties, as well as customary events of default and affirmative and negative covenants.  The New Credit Facility requires the Company to maintain at least $7.5 million of cash on hand.

The foregoing description of the New Credit Agreement and the New Note does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement and the New Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

10.1	Credit Agreement, dated May 23, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.
10.2	Revolving Line of Credit Note, dated May 23, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.

By:	/s/ Lenard T. Ormsby
Name:	Lenard T. Ormsby
Title:	Executive Vice President, Chief Legal Officer and General Counsel
Dated:                      May 23, 2008

Exhibit Index

Exhibit No.	Exhibit
10.1	Credit Agreement, dated May 23, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.
10.2	Revolving Line of Credit Note, dated May 23, 2008, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.